EXHIBIT 99.1

Strong Rebound in Turnkey LED Lighting Retrofit Activity from

National Accounts Improves Orion Energy’s Outlook;
Orion Reports Q2 Net Income of $1.9M, or $0.06 Per Share,

on Revenue of $26.3M; Investor Call Today at 10am ET

Manitowoc, WI – November 5, 2020 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), is a provider of LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management, helping customers to enhance the efficiency of their business while reducing their carbon footprint. Today, Orion reported results for its FY 2021 second quarter ended September 30, 2020 (Q2’21). Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) – details below.

Highlights

•

Q2’21 revenue grew sequentially to $26.3M from $10.8M in Q1’21, reflecting substantial major account activity, and was below Q2’20 record revenue of $48.3M. The variance with last year relates principally to the impact of COVID-19. Starting in March 2020, customers had suspended existing projects and delayed new projects, however activity began to reinvigorate in August 2020.

•

Previously delayed turnkey installations for a major national account resumed in early August. Based on approximately $41M in recent contract extensions, Orion now expects this customer to contribute at least $56M in product and service revenue in FY 2021.

•

Q2’21 gross profit percentage improved to 27.6% versus 24.4% in Q1’21, driven by higher sequential revenue, and 26.5% in Q2’20 despite significantly lower revenue, primarily due to new product introductions, product mix, proactive sourcing and cost management efforts.

•

Q2’21 operating expenses increased 15.3% to $5.4M versus $4.7M in Q1’21and decreased 8.8% versus $5.9M in Q2’20, reflecting sales commissions on relative revenue and the benefit of cost reductions at the outset of the pandemic, partially offset by initial investments to support the rebound in customer activity and improved business outlook.

•	Orion ended the quarter with $27.4M in working capital, including cash of $12.1M, and had $7.9M outstanding on its revolving credit facility.
•

Reflecting a ramp-up in project activity from new and existing customers and barring any significant COVID-19 business impacts, Orion now anticipates both Q3’21 and Q4’21revenue of at least $40M in each quarter and expects to achieve financial results in FY 2022 that should at least match those delivered in FY 2020.

Q2 Financial Highlights				Prior Three Quarters
$ in millions except per share figures	Q2’21	Q2’20	$ Change	Q1’21	Q4’20	Q3'20
Revenue	$26.3	$48.3	($22.0)	$10.8	$25.9	$34.2
Gross Profit	$7.3	$12.8	($5.5)	$2.6	$5.8	$8.3
Gross Profit %	27.6%	26.5%	n/a	24.4%	22.3%	24.2%
Net Income (Loss)	$1.9	$6.7	($4.8)	($2.2)	($0.5)	$2.3
EPS	$0.06	$0.22	($0.16)	($0.07)	($0.02)	$0.07
EBITDA*	$2.3	$7.3	($5.0)	($1.7)	$0.0	$2.8
Cash & Equivalents	$12.1	$11.1	$1.0	$10.8	$28.8	$13.8
*EBITDA reconciliation table below.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, "The momentum of our business rebound has been stronger than we had previously anticipated, with both existing and new customers demonstrating increasing interest in advancing LED lighting and controls projects over the next 12-24 months. We are currently experiencing no significant COVID-19 disruptions in our business.

“As anticipated, Q2’21 had a slow start but picked up pace in August, as we recommenced work for a major customer, and that pace is continuing in Q3’21. Importantly, we continue to focus on launching higher margin products, manufacturing cost reductions and efficiencies and proactively managing our supply chain, which enabled us to achieve a Q2’21 gross profit percentage of 27.6%. Proactive operating cost management efforts also contributed to our return to profitability in Q2’21, with net income of $1.9M, or $0.06 per share.

“As always, we could not have continued to meet the needs of our customers during COVID-19 or scaled the business back up so quickly without the hard work and dedication of the Orion team managing through a challenging period. Now, we are rapidly pivoting our efforts back to growth, with a range of initiatives to support current and anticipated projects.

“We have a growing base of national account opportunities, as these large customers are ideally suited to appreciate the value of our customized, turnkey solutions. We are seeing very healthy demand from such businesses as many are now looking to utilize previously frozen budgets to invest in new lighting and controls systems that deliver improved illumination and safety with energy efficiency that also benefits their bottom line. We are gaining traction with customers who are looking for ways to reduce costs during a challenging environment with an expanded sales effort and our growing base of large customer references.

“Reflecting these and other factors, I am pleased to say that we are even more confident in our business outlook for the balance of FY 2021 and for FY 2022. Of course, our increasing optimism must be tempered somewhat by the potential for possible COVID-19 impacts to general economic activity and our business. We believe we have put in place stringent safety protocols and procedures to mitigate the risk of COVID-19 to our business and, so far, we haven’t seen any material disruption at customer sites or at our plant.”

Outlook

Given improved visibility on the timing of major customer projects, Orion believes it is on track to achieve both Q3’21 and Q4’21 revenue of at least $40M in each quarter and FY 2021annual revenue of at least $117M. Orion expects to be profitable in its Q3 and Q4 periods and for the full fiscal year. This updated outlook, supported by the following factors, reflects the Company’s current business outlook and assumes no material negative COVID-19 impacts.

•

In October Orion secured new contract extensions from an existing large national retail customer, representing approximately $41M of expected product and service revenue for the second half of FY 2021. This retailer also named Orion as the lighting and controls partner for new construction projects.

•

In Q2, Orion completed several initial facilities for a new national customer, a major global logistics company, and several more projects are in process. This customer is expected to be a significant source of revenue as we move forward. Orion expects to work with the customer on a project-by-project basis, versus larger-scale multi-site commitments, which limits visibility on the timing of future revenue contributions.

•

Also in Q2, Orion added a new large specialty retail customer and is providing turnkey LED lighting retrofit solutions for its nationwide chain of stores. The initial phase of the project is expected to generate product and service revenue of at least $8M during the third and fourth quarters of FY 2021. Orion expects to retrofit the customer’s remaining stores in late FY 2021 and FY 2022.

•

Collaborating with a long-standing electrical contractor partner, Orion is providing custom-designed luminaires and lighting controls in new facilities for a global online retailer. To date in FY 2020 and FY 2021 this customer has generated approximately $6M in product revenue. Orion sees a growing relationship with a greater potential revenue impact from future phases of the customer’s new facilities, beginning in late FY 2021 into FY 2022.

•

Orion is experiencing a stronger than expected rebound in activity across a range of markets, including the public sector, medical, logistics and retail, as well as in its Energy Service Company (ESCO), electrical contractor and distribution channels, as more and more businesses are able to proceed with retrofit and new construction projects. Management teams seem more engaged in pursuing cost saving projects with strong ROI and relatively short payback periods, many of which were placed on hold due to COVID-19.

•	Orion also anticipates continued demand from long-standing public sector customers, including the U.S. Military, the Veterans Administration and the U.S. Postal Service.
•

Orion has recently launched several new products that were designed to deliver superior quality and energy efficiency at very attractive pricing. These new products are being well received by customers and look to offer solid revenue opportunities going forward.

Based on a growing base of customer engagements and project opportunities, Orion believes it is well positioned and expects to achieve financial results in FY 2022 that should at least match those delivered in FY 2020. In FY 2020, Orion achieved record revenue of $151M and net income of $12.5M, or $0.40 per diluted share. Orion cautions investors that this outlook involves uncertainty related to the COVID-19 pandemic and related business and other economic impacts.

Financial Results

Orion’s Q2’21 revenue improved sequentially to $26.3M compared to $10.8M in Q1’21 but declined versus Q2’20 revenue of $48.3M. The year-over-year decrease was attributable mainly to the impact of customer work stoppages and delays in response to the COVID-19 pandemic during the first two quarters of FY 2021. This compares to significant LED retrofit activity for a major national account in the prior-year period. Q2’21 product revenue decreased to $20.3M from $35.6M in Q2’20 and service revenue decreased to $6.0M from $12.8M.

Gross profit percentage improved to 27.6% in Q2’21 compared to 24.4% in Q1’21, driven by higher sequential revenue, and 26.5% in Q2’20, primarily due to proactive cost mitigation efforts in manufacturing, procurement and plant costs, as well as to manufacturing and component efficiencies in the design of new products that have been introduced.

Total operating expenses increased 15.3% to $5.4M versus $4.7M in Q1’21 and decreased 8.8% versus $5.9M in Q2’20, due to sales commissions on relative revenue and the benefit of cost reductions at the outset of the pandemic, partially offset by initial investments to support the rebound in customer activity and improved business outlook.

Orion reported Q2’21 net income of $1.9M, or $0.06 per diluted share, versus net loss of $(2.2)M, or $(0.07) per share, in Q1’21 and net income of $6.7M, or $0.22 per diluted share, in Q2’20, reflecting relative revenue covering fixed expenses. Likewise, EBITDA was $2.3M in Q2’21, compared $(1.7)M in Q1’21 and $7.3M in Q2’20.

Cash Flow & Balance Sheet

Orion used $14.1M of cash from operating activities in the first half of FY 2021 as compared to generating $8.4M from operating activities in the first half of FY 2020. The difference was due to a net loss in the first half of FY 2021 versus a net profit in the prior FY, as well as changes in working capital investments to support a ramp in business volume.

As of September 30, 2020, Orion’s net working capital improved to $27.4M, including $12.1M in cash and cash equivalents, as compared to working capital of $19.8M at September 30, 2019. At the close of Q2’21, Orion had $7.9M outstanding on its revolving credit facility versus $3.8M in Q2’20. Orion also had $8.5M of funds available to borrow on its revolving credit facility as of September 30, 2020.

Webcast/Call Detail

Date / Time:	Thursday, November 5th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/5nfonphn
Audio Replay:	(855) 859-2056, ID#1379339 (available shortly after the call through 11/12/20)

About Orion Energy Systems

Orion is a provider of LED lighting systems and turnkey project implementation, including installation and commissioning of fixtures, controls and IoT solutions, as well as ongoing system maintenance and program management, helping customers to enhance the efficiency of their business while reducing their carbon footprint. Orion systems utilize patented design elements to deliver industry-leading energy efficiency, enhanced optical and thermal performance and ease of installation, providing long-term financial, environmental, and work-space benefits to a diverse customer base, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and EBITDA margin (EBITDA divided by total revenue) as a measure of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA and EBITDA margin to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s recent response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have begun to lessen in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights,” “CEO Commentary”, "FY 2021 Outlook" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue and other financial objectives in FY 2021 and beyond, particularly as a result of the COVID-19 pandemic; (ii) our recent and expected continued reliance on revenue generated from the retrofit of a single or few national account projects; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode ("LED") market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge; and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
bhull@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2020	March 31, 2020
Assets
Cash and cash equivalents	$12,124	$28,751
Accounts receivable, net	17,019	10,427
Revenue earned but not billed	3,234	560
Inventories, net	18,119	14,507
Prepaid expenses and other current assets	659	723
Total current assets	51,155	54,968
Property and equipment, net	11,472	11,817
Other intangible assets, net	2,094	2,216
Long-term accounts receivable	78	760
Other long-term assets	2,885	2,802
Total assets	$67,684	$72,563
Liabilities and Shareholders’ Equity
Accounts payable	$13,379	$19,834
Accrued expenses and other	10,194	7,228
Deferred revenue, current	216	107
Current maturities of long-term debt	14	35
Total current liabilities	23,803	27,204
Revolving credit facility	7,928	10,013
Long-term debt, less current maturities	43	50
Deferred revenue, long-term	677	715
Other long-term liabilities	3,993	3,546
Total liabilities	36,444	41,528
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2020 and March 31, 2020; no shares issued and outstanding at September 30, 2020 and March 31, 2020	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2020 and March 31, 2020; shares issued: 40,177,700 at September 30, 2020 and 39,729,569 at March 31, 2020; shares outstanding: 30,709,810 at September 30, 2020 and 30,265,997 at March 31, 2020	—	—
Additional paid-in capital	157,031	156,503
Treasury stock, common shares: 9,467,890 at September 30, 2020 and 9,463,572 at March 31, 2020	(36,181)	(36,163)
Retained deficit	(89,610)	(89,305)
Total shareholders’ equity	31,240	31,035
Total liabilities and shareholders’ equity	$67,684	$72,563

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Product revenue	$20,260	$35,572	$29,961	$67,911
Service revenue	6,021	12,750	7,131	22,789
Total revenue	26,281	48,322	37,092	90,700
Cost of product revenue	14,402	25,878	21,631	49,703
Cost of service revenue	4,616	9,653	5,563	17,923
Total cost of revenue	19,018	35,531	27,194	67,626
Gross profit	7,263	12,791	9,898	23,074
Operating expenses:
General and administrative	2,638	2,605	5,049	5,612
Sales and marketing	2,332	2,918	4,186	5,624
Research and development	424	390	839	801
Total operating expenses	5,394	5,913	10,074	12,037
Income (loss) from operations	1,869	6,878	(176)	11,037
Other income (expense):
Other income	35	8	44	20
Interest expense	(1)	(87)	(50)	(223)
Amortization of debt issue costs	(61)	(60)	(122)	(121)
Interest income	—	1	—	3
Total other expense	(27)	(138)	(128)	(321)
Income (loss) before income tax	1,842	6,740	(304)	10,716
Income tax expense	(72)	19	1	27
Net income (loss)	$1,914	$6,721	$(305)	$10,689
Basic net income (loss) per share attributable to common shareholders	$0.06	$0.22	$(0.01)	$0.36
Weighted-average common shares outstanding	30,669,272	30,189,067	30,511,611	29,957,541
Diluted net income (loss) per share	$0.06	$0.22	$(0.01)	$0.35
Weighted-average common shares and share equivalents outstanding	31,170,139	30,830,381	30,511,611	30,757,863

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2020	2019
Operating activities
Net (loss) income	$(305)	$10,689
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	587	610
Amortization of intangible assets	152	188
Stock-based compensation	459	330
Amortization of debt issue costs	122	121
Impairment of intangible assets	—	3
Loss on sale of property and equipment	6	—
Provision for inventory reserves	112	119
Other	4	23
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(5,909)	(12,192)
Revenue earned but not billed	(2,674)	(454)
Inventories	(3,723)	(4,354)
Prepaid expenses and other assets	206	10
Accounts payable	(6,305)	12,654
Accrued expenses and other	3,058	749
Deferred revenue, current and long-term	72	(47)
Net cash (used in) provided by operating activities	(14,138)	8,449
Investing activities
Purchases of property and equipment	(397)	(461)
Additions to patents and licenses	(30)	(73)
Net cash used in investing activities	(427)	(534)
Financing activities
Payment of long-term debt	(28)	(44)
Proceeds from revolving credit facility	8,000	62,200
Payments of revolving credit facility	(10,085)	(67,646)
Payments to settle employee tax withholdings on stock-based compensation	(20)	(72)
Net proceeds from employee equity exercises	71	16
Net cash used in financing activities	(2,062)	(5,546)
Net (decrease) increase in cash and cash equivalents	(16,627)	2,369
Cash and cash equivalents at beginning of period	28,751	8,729
Cash and cash equivalents at end of period	$12,124	$11,098

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$1,914	$6,721	$(305)	$10,689
Interest	1	86	50	220
Taxes	(72)	19	1	27
Depreciation	295	295	587	610
Amortization of intangible assets	74	94	152	188
Amortization of debt issue costs	61	60	122	(121)
EBITDA	$2,273	$7,275	$607	$11,613